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                                                                    EXHIBIT 99.1

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis together with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2000. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. You should read the cautionary statements made in this filing as applying to related forward-looking statements wherever they appear in this filing. Our actual results may be materially different from the results we discuss in the forward-looking statements due to various factors, including those discussed in the "Risk Factors" and other sections of this filing. The following Management's Discussion and Analysis of Financial Condition and Results of Operations replaces and supersedes in its entirety the Management's Discussion and Analysis of Financial Condition and Results of Operation included in our Annual Report on Form 10-K for the year ended December 31, 2000 and in our Quarterly Report on Form 10-Q for the three month period ended March 31, 2001.

GENERAL

     Disease management is an emerging sector in the healthcare industry and competition in this sector is fragmented. During 1998 and early 1999, we implemented several strategic actions to expand our business focus beyond managing the condition of pregnancy into other disease states. These actions included: (i) the acquisition in July 1998 of Quality Diagnostic Services, Inc., or QDS, a cardiac event monitoring company, (ii) the completion of a licensing agreement in October 1998 with National Jewish Medical and Research Center to provide services in the respiratory disease management market and (iii) the acquisition in January 1999 of the business and assets of Gainor Medical Management, L.L.C. ("Gainor Medical" or "DMS"), a diabetes supplies and services company.

     In connection with the above acquisitions, we acquired intangible assets that are being amortized over various useful lives from 5 to 15 years. The amortization periods are based on, among other things, the nature of the products and markets, the competitive position of the acquired companies and the adaptability to changing market conditions of the acquired companies.

     We may make additional acquisitions and, if appropriate, make divestitures in accordance with our business strategy. As of the date of this information circular, we are not party to any definitive agreement with respect to any material acquisition or divestiture.

     We continue to refine our diversified disease management strategy. During the third and fourth quarters of 1999, we determined that our infertility practice management business, National Reproductive Medical Centers, Inc. ("NRMC"), no longer fit our strategy and its assets were sold. During the second quarter of 2000, we decided to exit our clinical patient record software business, Clinical-Management Systems, Inc., suspended its sales efforts and fully reserved the value of any remaining assets. Additionally, in February 2001, we sold the business and certain assets of QDS. The consolidated financial statements reflect QDS as a discontinued operation for 2001, 2000, 1999 and 1998.

     We are a leading comprehensive, integrated disease management company offering our services to patients, physicians, health plans and employers. Our strategy is to focus on four of the most costly chronic diseases and medical conditions in the nation: diabetes, pregnancy and select respiratory and cardiovascular diseases. We seek to lower healthcare costs and improve patient outcomes through a broad range of disease management, fulfillment and telemedicine services. We contract with over 1,000 managed care organizations and self-insured employers for the provision of our services, for which we are generally compensated on a fee-for-service basis. In 2001, we are enjoying what we believe to be a favorable customer mix in that only 26% of our revenues are derived from governmental sources and no single commercial customer represents more than 10% of our revenues. For the 12 months ended March 31, 2001, we had revenues of $233.4 million and EBITDA of $39.6 million.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2001 AND MARCH 31, 2000

     Our revenues increased $7.6 million, or 14.2%, for the three-month period ended March 31, 2001 as compared to the same period in 2000. This increase resulted from strong growth in our Diabetes Supplies and Services segment, where revenues increased $8.4 million, or 30.9%. Revenues in our Women's Health
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segment decreased $960,000, or 3.6%, due primarily to a decline in the prescriptions written for preterm labor management services and a change in the patient therapy mix.

     Our cost of revenues as a percentage of revenues increased to 54.5% for the three-month period ended March 31, 2001 from 51.9% for the same period in 2000. This increase was primarily the result of the variance in revenues noted above, because the cost of revenues as a percentage of revenues of our Diabetes Supplies and Services segment is higher than this percentage for our Women's Health segment. Also, the cost of revenues as a percentage of revenues in our Women's Health segment increased during the first three months in 2001 due to the decline in revenues with relatively fixed costs of labor.

     Selling and administrative expenses as a percentage of revenues decreased slightly to 29.1% for the three-month period ended March 31, 2001 from 29.6% for the same period in 2000 due to a decline in revenues of the Other segment resulting from exiting the clinical patient record software business.

     We provide for estimated uncollectible accounts as revenues are recognized. The provision for doubtful accounts as a percentage of revenues in our Women's Health segment was approximately 5% for the three-month periods ended March 31, 2001 and 2000. The provision for doubtful accounts as a percentage of revenues in our Diabetes Supplies and Services segment was approximately 1% for the three-month periods of 2001 and 2000. The provision is adjusted periodically based upon our quarterly evaluation of historical collection experience, recoveries of amounts previously provided, industry reimbursement trends and other relevant factors.

     Interest expense decreased $457,000, or 20.2%, for the three-month period ended March 31, 2001 compared to the same period in 2000 due to a lower average outstanding debt balance and lower average interest rates in 2001. The weighted average interest rates on the bank credit facility for the three-month periods ended March 31, 2001 and 2000 were 8.76% and 9.35%, respectively.

     Other income (expense), net for the three months ended March 31, 2001 includes a $737,000 charge to reduce the carrying value amounts related to the split dollar life insurance program established in 1997. This non-cash expense was the result of recent declines in the stock market. Other income for the three months ended March 31, 2000 includes gains of $5.8 million from $6.8 million in proceeds of sales of our investment in WebMD Corporation.

     In December 2000, we formalized our decision to divest our Cardiovascular segment, QDS. Accordingly, the operating results of QDS, net of income taxes, have been recorded as discontinued operations for all periods presented. In February 2001, we completed the sale of the business and certain assets for approximately $18.0 million in cash. See "Liquidity and Capital Resources" below where the use of the proceeds is discussed.

YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

     Our revenues decreased $6.0 million or 2.6% in 2000 compared to 1999. Excluding $10.4 million of 1999 revenues generated by NRMC, which was divested during the second half of 1999, revenues increased by $4.4 million or 2.0%. Revenues of our Diabetes Supplies and Services segment increased by $4.2 million, or 3.8%, primarily as a result of strong growth in the domestic diabetes supply fulfillment business.

     Our revenues increased $103.2 million or 80.2% in 1999 compared to 1998, primarily due to the acquisitions of the Gainor Medical business and DMS, the businesses that have been included in the Diabetes Supplies and Services segment since January 1, 1999. Revenues for the Diabetes Supplies and Services segment were $110.5 million in 1999. The increase in revenues for this segment in 1999 was partly offset by a $5.2 million or 4.5% decrease in revenues in the Women's Health segment in 1999, as well as a $2.2 million decline in revenues in the Other segments resulting primarily from the sale of the infertility practice management business. The decline in the Women's Health segment resulted from the termination of marketing rights of the fetal fibronectin immunoassay test effective August 31, 1998, as well as a decline in prescriptions for preterm labor management services.

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     Cost of revenues as a percentage of revenues remained relatively constant at 51.5% and 51.1% for 2000 and 1999, respectively, and increased from 39.9% in 1998. The 1999 increase resulted from the acquisitions of the Gainor Medical and DMS businesses, whose cost percentages were 65.8% and 66.0% in 2000 and 1999, respectively.

     Selling and administrative expenses as a percentage of revenues decreased to 30.3% for 2000 compared to 31.8% in 1999 due to economies of scale achieved from the 1999 restructuring efforts within the Women's Health segment and due to declines in revenues of the Other segments resulting from the sale of the assets of NRMC and from the exiting of the clinical patient record software business. These decreases are partially offset by increased corporate expenses resulting from a $1.2 million severance payment to a former senior executive. Selling and administrative expenses as a percentage of revenues decreased to 31.8% for 1999 from 47.1% for 1998 due to economies of scale achieved as a result of our acquisitions of Gainor Medical and DMS.

     We provide for estimated uncollectible accounts as revenues are recognized. The provision for doubtful accounts as a percentage of revenues in the Women's Health segment was approximately 5% in 2000, 1999 and 1998. The provision for doubtful accounts as a percentage of revenues in the Diabetes Supplies and Services segment was 1% for 2000 and 1999. The provision is adjusted periodically based upon our quarterly evaluation of historical collection experience, recoveries of amounts previously provided, industry reimbursement trends and other relevant factors.

     Amortization of intangible assets increased by $364,000 in 2000 compared to 1999 due to additional amortization resulting from recording $13.7 million of incremental goodwill related to the contingent consideration for the Gainor Medical acquisition. Amortization of intangible assets decreased in 1999 compared to 1998 due to the write-offs of intangible assets recorded in 1998 (discussed below). The impact of the decrease resulting from these write-offs was partially offset by the additional amortization of the intangible assets recorded as part of the acquisitions described above.

     During the second quarter of 2000, we recorded restructuring expenses of $1.6 million related to our decision to exit our clinical patient record software business, CMS. Of these costs, $568,000 related to customer contract fulfillment costs, $518,000 related to remaining software development costs, $312,000 related to payroll costs and related involuntary severance of employees and $201,000 related to other costs and expenses for the shutdown of the business. Restructuring expenses of $4.2 million in 1999 resulted from the implementation of a consolidation plan for the Women's Health segment to reduce the number of monitoring centers from 38 to 15.

     In 1998, we recorded an $82.9 million asset impairment charge to reflect management's revised expectations of revenue and earnings growth and the strategic plan to expand beyond maternity management. Most of the charge was related to the write-down of goodwill and intangible assets which resulted from the 1996 merger of Tokos and Healthdyne. Based on projections of future revenue growth of our preterm labor management business, we determined that estimated future undiscounted cash flows of the Women's Health segment were below the carrying value of its long-lived assets and goodwill. Accordingly, we reduced the carrying value of these assets by $74.5 million to their estimated fair value. Likewise, we determined that NRMC's estimated future undiscounted cash flows were below the carrying value of its long-lived assets due to continued operational issues, including the termination of the employment of the founding physician in July 1998. As a result, we adjusted the carrying value of NRMC's long-lived assets, primarily goodwill, to their estimated fair value by recording an $8.4 million asset impairment charge. The estimated fair value in each case was based on anticipated cash flows discounted at a rate commensurate with the risk involved.

     Interest expense increased by $415,000 in 2000 compared to 1999 primarily due to an increase in the number of days the Gainor Medical acquisition debt was outstanding and due to higher interest rates. Interest expense increased by $7.1 million in 1999 compared to 1998 due to a significant increase in borrowings related to business acquisitions.

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     Other income for 2000 includes gains of $6.1 million from $7.3 million in proceeds from sales of our investment in WebMD Corporation ("WebMD"). Additionally, we recognized gains of $1.7 million from the 1999 sale of assets of NRMC. At December 31, 1999, our balance sheet reflected notes receivable from the purchasers of NRMC totaling $1.1 million and liabilities for patient refunds and reserves for potentially uncollectible notes receivable and facility lease obligations totaling $2.8 million; no gain or loss was recognized. In June 2000, we received $750,000 in full settlement of notes receivable from one purchaser. The recognized gain reflects the realization of most of the proceeds and a re-assessment of remaining patient refunds and other obligations. Other income for 1999 includes gains of $17.3 million from $20.7 million in proceeds from sales of shares of WebMD. See "Liquidity and Capital Resources" below where the use of these proceeds is discussed.

     In 1998, we did not record a federal or state income tax expense due to our net loss. In 1999, we recorded a $4.0 million income tax benefit resulting from a reduction in the deferred tax asset valuation allowance based on current and expected future net earnings. As of December 31, 1999, the deferred tax asset valuation allowance was eliminated and the full amount of deferred income tax assets, totaling $36.7 million, was reflected on the consolidated balance sheet. In 2000, we recognized a $9.1 million tax provision. Cash outflows for income taxes totaled $2.2 million, being comprised of federal alternative minimum taxes, state and foreign taxes. As of December 31, 2000, our remaining net operating losses of $54.1 million, the tax effect of which is reflected in the deferred tax asset, will be available to offset future tax liabilities.

     In December 2000, we formalized our decision to divest QDS. Accordingly, the operating results of QDS, net of tax, have been reported as discontinued operations. In February 2001, we completed the sale of the business and certain assets for approximately $18.0 million in cash. See "Liquidity and Capital Resources" below where the use of these proceeds is discussed.

LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 2001, we had cash and short-term investments of $1.6 million. Net cash used in continuing operations was $747,000 for the three months ended March 31, 2001 as compared to net cash provided by continuing operations of $3.7 million for the same period of 2000. This decline in cash flow from continuing operations was primarily due to the increase in accounts receivable, largely in the Diabetes Supplies and Services segment as a result of the strong revenue growth during the first quarter of 2001. Our total accounts receivable days' sales outstanding were 64 days' sales as of March 31, 2001, consisting of 45 days' sales for the Diabetes Sales and Services segment and 91 days' sales for the Women's Health segment.

     As of December 31, 2000, we had cash and short-term investments of $4.0 million. Net cash provided by continuing operations increased to $20.1 million in 2000 compared to $12.5 million in 1999. Contributing to this cash flow improvement was an increase in operating earnings and a net increase in accounts payable, offset by an increase in inventories. Net cash provided by continuing operations was $3.0 million in 1998.

     Capital expenditures for the three months ended March 31, 2001 totaled $2.0 million, which expenditures included patient equipment in the Women's Health segment and the upgrade and expansion of computer information systems as we positioned for expansion into new markets. We expect to expend approximately $8.0 million for capital items in 2001.

     Net cash used in investing activities was $3.6 million in 2000, $78.2 million in 1999, and $18.9 million in 1998. Capital expenditures of $7.4 million in 2000, $5.1 million in 1999 and $3.9 million in 1998 relate primarily to the upgrade and expansion of computer information systems as we positioned for our expansion into new markets. In 1999, $93.0 million was expended on the purchases of Gainor Medical and DMS. In 1998, expenditures of $19.9 million were made related to the acquisitions of QDS and DMS.

     In connection with the acquisition of QDS, we invested $2.0 million in 1998 in preferred stock of WebMD and received options and warrants to purchase additional shares of WebMD for $2.7 million

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which were exercised in 1999. During the first and second quarters of 2000 and the fourth quarter of 1999, we sold 203,393 shares and 561,030 shares, respectively, of WebMD, resulting in proceeds of $7.3 million and $20.7 million, respectively.

     As discussed above, total proceeds of $28.0 million were received in 1999 and 2000 from sales of WebMD. Of this amount, $2.7 million was used in 1999 to exercise the options and warrants to purchase additional shares and $21.6 million was used to repay our term loan facility ($15.0 million in 1999 and $6.6 million in 2000).

     In January 1999, in connection with the acquisitions of Gainor Medical and DMS, we entered into a $125.0 million, five-year secured credit facility. The credit facility consists of an $80.0 million term loan facility and a $45.0 million revolving credit facility. In January 1999, we borrowed $105.0 million under the facility, using $90.3 million for the purchases of Gainor Medical and DMS and $14.7 million to repay existing debt. The facility is collateralized by accounts receivable, inventories and certain other assets of Matria. Borrowings under this agreement bear interest, at our option, of (i) prime plus 1.25% to 2.25% or (ii) the LIBOR rate plus 2.25% to 3.25%. The facility requires a commitment fee payable quarterly, in arrears, of 0.375% to 0.500%, based upon the unused portion. Under this agreement, we are required to maintain certain financial ratios, and certain limitations are placed on cash dividends.

     At March 31, 2001, $23.6 million of the term loan and $33.0 million under the revolving credit facility were outstanding. In addition to the payment of the scheduled installment of the term loan, in February 2001, $18.0 million of the term loan facility was repaid from the proceeds of the sale of QDS. The accounts receivable of QDS were excluded from the sale. During the three months ended March 31, 2001, net cash provided by discontinued operations of QDS totaled $644,000, representing collections of accounts receivable, less payments of salary and severance costs of personnel retained to collect the accounts receivable and other accrued liabilities.

     Also, in connection with the acquisitions of Gainor Medical and DMS, we issued $45.0 million of redeemable preferred stock to the former owners of Gainor Medical, consisting of $10.0 million of 4% convertible redeemable preferred stock and $35.0 million of 8% redeemable preferred stock with attached warrants to purchase one million shares of our common stock. See note 9 of Notes to Consolidated Financial Statements for a description of the redemption provisions.

     The acquisition agreement relating to the Gainor Medical business provided for an additional contingent purchase price adjustment based on 1999 financial performance of the Gainor Medical business. In the second and third quarters of 2000, an additional $13.7 million of purchase price was paid by the issuance of subordinated notes to the sellers. These notes bear an interest rate of 12% per annum and principal payments will be made in the amount of one-third of the respective note amounts on the third, fourth and fifth anniversaries of the notes.

     In February 2001, we completed the sale of the business and certain assets of our Cardiovascular segment, QDS, for approximately $18.0 million in cash. The sale excluded existing accounts receivable of $8.8 million at December 31, 2000. The proceeds from the sale were used to repay the term loan facility in February 2001. QDS's net cash flows provided by (used in) operating activities were $(623,000), $710,000 and $1.9 million in 2000, 1999 and 1998, respectively.
Capital expenditures incurred by QDS were $3.5 million, $2.2 million and $2.0 million in 2000, 1999 and 1998, respectively, relating primarily to purchases of patient equipment.

     In September 2000, our board of directors approved the repurchase and retirement of $3.0 million of our outstanding common stock. On October 31, 2000, we completed this repurchase program, having purchased approximately 297,000 shares of common stock (in terms of post-reverse stock split shares). In November 2000, our board of directors approved a continuation of the share repurchase program and authorized the repurchase of an additional $3.0 million of common stock. As of March 31, 2001, we had purchased a total of approximately 532,000 shares of common stock at a cost of approximately $5.6 million.

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     At a special meeting on December 5, 2000, our shareholders approved a reverse stock split of our common stock whereby one new share of common stock was issued in exchange for four shares of outstanding common stock. Also, the number of authorized shares of common stock was reduced to 25 million. Accordingly, all references to share amounts and per share amounts have been adjusted to reflect the split on a retroactive basis.

     Our management believes that its cash, other liquid assets, operating cash flows and proceeds from our proposed offering of $135 million of senior notes announced on June 15, 2001 (the "offering"), taken together, will provide adequate resources to fund ongoing operating requirements, future capital expenditures and development of new projects. Upon completion of the offering, we intend to pay the balance under the revolving credit facility and under our term loan of our existing credit facility, after which that facility will be terminated. We have received a commitment for a new revolving credit facility of up to $30 million to replace the current credit facility to provide working capital. While we are endeavoring to close the new credit facility concurrently with the closing of the offering, we cannot guarantee that this will occur. In addition, we cannot assure you that the new credit facility, if entered into, will contain terms as favorable to us as our existing credit facility.

NEW ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133, which (as amended through the issuance of Statement of Financial Accounting Standards No. 137, Deferral of the Effective Date of FASB Statement No. 133) is effective for 2001, requires all derivatives to be recorded on the balance sheet at fair value and establishes accounting treatment for certain hedge transactions. Also, in December 1999, the Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB No. 101"). SAB No. 101 provides detailed guidance on the recognition of revenue and is effective for 2000 through the issuance of SAB 101B, Second Amendment: Revenue Recognition in Financial Statements. We had no derivative or hedge transactions during 2000 or at January 1, 2001 that will require recognition or adjustment under SFAS 133, and our revenue recognition policy was not impacted by SAB No. 101.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.

     We are exposed to market risk from changes in interest rates on long-term debt and foreign exchange rates.

     Our primary interest rate risk relates to our variable rate bank credit facility, which is based on LIBOR and prime rates. At March 31, 2001, our total variable rate long-term debt obligation was $56.6 million. A hypothetical 10% increase in our variable interest rate for a duration of one year would result in additional interest expense of approximately $450,000. At December 31, 2000, our variable rate long-term debt obligation totaled $72.7 million. A hypothetical 10% change in the interest rates applied to the December 31, 2000 balance of variable rate debt obligations for a duration of one year would result in additional interest expense of approximately $680,000. Our primary interest rate exposure is under our existing credit facility which we intend to retire with the proceeds of this offering and which we may or may not replace with a successor credit facility.

     Our non-United States operations with sales denominated in other than United States dollars (primarily in Germany) generated approximately 12% of total revenues in 2000, and 13% of total revenues in the first three months of 2001. In the normal course of business, these operations are exposed to fluctuations in currency values. Management does not consider the impact of currency fluctuations to represent a significant risk, and as such, has chosen not to hedge its foreign currency exposure. A 10% change in the dollar exchange rate of the German mark applied to the March 31, 2001 financial results for one year would impact net earnings by approximately $370,000.

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